Exhibit 99.2
TELEFLEX INCORPORATED AND SUBSIDIARIES
Pro Forma Condensed Consolidated Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	For the Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$314,011	$154,602	$177,162
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(172,585)	(58,563)	(210,586)
Depreciation expense	54,477	57,152	40,967
Amortization expense of intangible assets	44,917	45,163	19,438
Amortization expense of deferred financing costs	5,511	5,330	6,946
In-process research and development charge	—	—	30,000
Stock-based compensation	8,970	8,271	7,237
Net loss (gain) on sales of businesses and assets	2,597	(296)	1,110
Impairment of long-lived assets	5,788	10,399	3,868
Impairment of goodwill	6,728	—	2,448
Other	3,131	13,093	8,427
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	9,520	11,521	1,210
Inventories	37,000	(14,320)	55,913
Prepaid expenses and other current assets	509	4,468	(730)
Accounts payable and accrued expenses	(28,640)	2,737	17,985
Income taxes receivable and payable, net and deferred income taxes	(107,019)	(137,032)	71,743

Net cash provided by operating activities from continuing operations	184,915	102,525	233,138

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	10,018	92,897	1,620,000
Reduction in long-term borrowings	(357,608)	(226,687)	(463,391)
Payments of debt issuance and amendment costs	—	(656)	(21,565)
(Decrease) increase in notes payable and current borrowings	(1,452)	(492)	1,321
Proceeds from stock compensation plans	1,553	7,955	24,171
Payments to noncontrolling interest shareholders	(702)	(739)	(189)
Dividends	(54,022)	(53,047)	(48,929)

Net cash (used in) provided by financing activities from continuing operations	(402,213)	(180,769)	1,111,418

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(28,833)	(33,231)	(39,676)
Proceeds from sales of businesses and assets	314,513	8,464	702,314
Payments for businesses and intangibles acquired, net of cash acquired	(1,730)	(6,083)	(2,174,517)
(Investments in) proceeds from affiliates	—	(320)	446

Net cash provided by (used in) investing activities from continuing operations	283,950	(31,170)	(1,511,433)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	19,256	68,644	160,450
Net cash used in financing activities	(11,075)	(37,240)	(25,959)
Net cash used in investing activities	(2,749)	(8,281)	(28,162)

Net cash provided by discontinued operations	5,432	23,123	106,329

Effect of exchange rate changes on cash and cash equivalents	8,946	(7,776)	13,481

Net increase (decrease) in cash and cash equivalents	81,030	(94,067)	(47,067)
Cash and cash equivalents at the beginning of the period	107,275	201,342	248,409

Cash and cash equivalents at the end of the period	$188,305	$107,275	$201,342

TELEFLEX INCORPORATED AND SUBSIDIARIES
Pro Forma Condensed Consolidated Cash Flows
To Reflect Discontinued Operations
(Unaudited)

	For the Three	For the Six	For the Nine
	Months Ended	Months Ended	Months Ended
	March 29,	June 28,	September 27,
	2009	2009	2009
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$225,607	$232,379	$270,996
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Income from discontinued operations	(201,011)	(173,685)	(177,698)
Depreciation expense	13,771	27,768	41,353
Amortization expense of intangible assets	10,918	21,795	32,917
Amortization expense of deferred financing costs	2,641	3,610	4,556
Stock-based compensation	2,151	4,063	6,711
Net loss on sales of businesses and assets	2,597	2,597	2,597
Impairment of long-lived assets	—	2,474	5,788
Impairment of goodwill	—	6,728	6,728
Other	717	2,932	195
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(16,170)	1,950	11,587
Inventories	(11,004)	(7,337)	7,432
Prepaid expenses and other current assets	1,830	1,607	2,325
Accounts payable and accrued expenses	(34,089)	(35,675)	(44,868)
Income taxes receivable and payable, net and deferred income taxes	(5,599)	(118,474)	(95,016)

Net cash (used in) provided by operating activities from continuing operations	(7,641)	(27,268)	75,603

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	10,000	10,000	10,018
Reduction in long-term borrowings	(249,178)	(249,178)	(300,268)
Decrease in notes payable and current borrowings	(659)	(651)	(836)
Proceeds from stock compensation plans	367	367	750
Payments to noncontrolling interest shareholders	(295)	(295)	(702)
Dividends	(13,511)	(27,014)	(40,521)

Net cash used in financing activities from continuing operations	(253,276)	(266,771)	(331,559)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(6,525)	(14,206)	(20,302)
Proceeds from sales of businesses and assets	296,883	300,000	314,513
Payments for businesses and intangibles acquired, net of cash acquired	(1,108)	(541)	(1,730)

Net cash provided by investing activities from continuing operations	289,250	285,253	292,481

Cash Flows from Discontinued Operations:
Net cash provided by operating activities	20,370	25,639	19,976
Net cash used in financing activities	(11,075)	(11,075)	(11,075)
Net cash used in investing activities	(1,598)	(1,975)	(2,356)

Net cash provided by discontinued operations	7,697	12,589	6,545

Effect of exchange rate changes on cash and cash equivalents	(254)	3,192	8,444

Net increase in cash and cash equivalents	35,776	6,995	51,514
Cash and cash equivalents at the beginning of the period	107,275	107,275	107,275

Cash and cash equivalents at the end of the period	$143,051	$114,270	$158,789

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